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                                                                     EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                                       of

                         WESTERN UNITED HOLDING COMPANY



         The undersigned, for the purpose of forming a corporation under the Washington Business Corporation Act, RCW 23B, adopts the following Articles of
Incorporation:

                                   ARTICLE I

         The name of the Corporation is Western United Holding Company.

                                   ARTICLE II

         The Corporation shall have perpetual existence.

                                  ARTICLE III

         The purpose of the Corporation is and shall be to engage in any lawful act or activity for which corporations may be organized under the Washington Business Corporation Act.

                                   ARTICLE IV

         The location of the registered office of the Corporation shall be 601 West 1st Avenue, Spokane, Washington 99201. The name of the initial registered agent of the Corporation is Metropolitan Mortgage & Securities Co, Inc., whose address is the same as the address of the registered office of the Corporation.

                                   ARTICLE V

         The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 25,000,000 shares, consisting of 5,000,000 shares of Common Stock, par value $.01 per share, and 20,000,000 shares of Preferred Stock, par value $2.50 per share. Authority is hereby expressly granted to the Board of Directors of the Corporation to authorize the issuance of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series the number of shares of such series, the voting powers, designations, preferences and relative participating, optional or




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other special rights, and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights, transfer and ownership restrictions and liquidation preferences, that are permitted by the Washington Business Corporation Act in respect of any class or classes of stock or any series of any class of stock of the Corporation, without further action or vote by the Corporation's shareholders; provided, however, that notwithstanding the foregoing, any series of Preferred Stock issued pursuant to the authority granted herein may be voting or non-voting, provided that the voting rights of any voting shares of Preferred Stock, if so granted, shall be limited to no more than one vote per share on matters voted upon by the holders of such series. Unless otherwise provided by resolution of the Board of Directors, the shareholders of the Corporation shall not have preemptive rights to acquire the Corporation's unissued shares.

                                   ARTICLE VI

         The number of Directors of the Corporation shall be not less than three nor more than fifteen, to be fixed as provided in the Bylaws of the Company. Directors shall be elected by a plurality of votes cast by shares entitled to vote. The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of the Corporation.

                                  ARTICLE VII

         The Board of Directors of the Corporation shall have the power to make and amend its Bylaws, but subject to the power of the shareholders to change or repeal such Bylaws or any part thereof. The Board of Directors shall not make or alter any Bylaws fixing their qualifications, classifications, terms of office or compensation.

                                  ARTICLE VIII

         Any vacancy occurring on the Board of Directors of the Corporation may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special shareholders' meeting called for that purpose.




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                                   ARTICLE IX

         Any person made a party to any civil or criminal action, suit or proceeding by reason of the fact that he, his testator or intestate is, or was, a director, officer or employee of the Corporation or of any corporation which he served as such at the request of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including, without limitation, attorney's fees and amounts paid in satisfaction of judgment or in settlement, other than amounts paid to the Corporation by him, actually and necessarily incurred by or imposed upon him in connection with, or resulting from the defense of such civil or criminal action, suit or proceeding, or in connection with or resulting from any appeal therein, except in relation to matters as to which it shall be adjudged in such civil or criminal action, suit or proceeding that such director, officer or employee is liable by reason of his willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the case of a criminal action, suit or proceeding, a conviction (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not, of itself, be deemed an adjudication that such director, officer or employee is liable for negligence or misconduct in the performance of his duties to the Corporation. Such right of indemnification shall not be exclusive of any other right which any such director, officer or employee of the Corporation, and any such other person mentioned above, may have or hereafter acquire and, without limiting the generality of such statement, any such director, officer, employee or other person shall be entitled to any rights of indemnification under any Bylaw, agreement, vote of shareholders, provisions of law or otherwise, as well as any rights under this Article.

                                   ARTICLE X

         Distribution to shareholders will be permitted without regard as to whether a sufficient amount remains to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.



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                                   ARTICLE XI

         The name and mailing address of the incorporator are as follows:

                           C. Paul Sandifur, Jr.
                           601 W. 1st Avenue
                           Spokane, WA 99201

         IN WITNESS WHEREOF, these Articles of Incorporation are executed at Spokane, Washington, this 2nd day of May, 2002, by the undersigned incorporator.


                                         /s/ C. Paul Sandifur Jr.
                                         ---------------------------------------
                                         C. Paul Sandifur, Jr.



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                            CONSENT TO APPOINTMENT AS
                                REGISTERED AGENT


          Metropolitan Mortgage & Securities Co., Inc., a Washington corporation, ("Metropolitan") hereby consents to serve as registered agent in the State of Washington for Western United Holding Company (the "Company"). Metropolitan understands that, as agent for the corporation, it will be the responsibility of Metropolitan to accept service of process on behalf of the Company, to forward license renewals and other mail to the Company and to immediately notify the Secretary of State of the State of Washington in the event of its resignation or of any changes in the registered office address.

          This Consent is executed as of this 2nd day of May, 2002.

          METROPOLITAN MORTGAGE & SECURITIES CO., INC.


          By: /s/ Reuel Swanson
              ------------------------------
              Name:  Reuel Swanson
              Title: Secretary






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